Certificate of Amendment of
Certificate of Incorporation

United Nations Trade Finance Securities Center (Hokkaido) Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of United Nations Trade Finance Securities Center (Hokkaido) Inc., the following resolution was duly adopted by the directors setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

"The name of the Corporation is New Power Tech Inc."

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS THEREOF, said United Nations Trade Finance Securities Center (Hokkaido) Inc., has caused this certificate to be signed by the President this 17th day of October, 2007.

By: /s/ Masaaki Ikawa

Masaaki Ikawa
President

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:16 PM 10/17/2007
FILED 03:14 PM 10/17/2007
SRV 071126397 - 4174895 FILE

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "NEW POWER TECH INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-THIRD DAY OF OCTOBER, A.D. 2007.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "NEW POWER TECH INC." WAS INCORPORATED ON THE FOURTEENTH DAY OF JUNE, A.D. 2006.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

4174895 8300

071145912

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6098730

DATE: 10-23-07